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                    [LETTERHEAD OF BEDERSON & COMPANY LLP]




                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement of Rollo Entertainment Inc. on Form S-8 and our report dated October 30, 1995 on our audit of the financial statements of Rollo Entertainment Inc. as of September 30, 1995, which report was included in Rollo Entertainment Inc.'s Form SB-2 Registration Statement as initially filed and subsequently amended and declared effective February 12, 1996.


                                                      /s/BEDERSON & COMPANY LLP
                                                      -------------------------
                                                         BEDERSON & COMPANY LLP


West Orange, New Jersey
May 23, 1996